Exhibit 99.1

Goodrich Petroleum Announces First Quarter 2021 Financial Results

HOUSTON, May 6, 2021 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE American: GDP) (the "Company") today announced financial results for the first quarter ended March 31, 2021.

QUARTER HIGHLIGHTS

Adjusted net income (net income prior to change in fair value of derivatives not designated as hedges) was $7.1 million for the quarter. Net income was $4.5 million in the quarter ($0.34 per basic and $0.30 per fully diluted share).

Adjusted EBITDA was $20.3 million in the quarter. Discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $19.6 million in the quarter.

Production totaled 11.2 Bcfe in the quarter, or an average of approximately 125,000 Mcfe per day. The Company completed 9 gross (3.3 net) wells in the quarter. Production for the quarter was negatively impacted by weather. The Company is guiding to an average of 150,000-160,000 Mcfe per day for the second quarter, and maintains its guidance for the year of an average of 160,000 Mcfe per day.

Cash Expenses: Per unit cash expense was $1.07 per Mcfe for the quarter, broken out as follows:

  Lease operating expense ("LOE") was $0.28 per Mcfe, which included workover expense of $0.04 per Mcfe;
  Production and other taxes were $0.06 per Mcfe, which included $0.04 per Mcfe for production taxes and $0.02 per Mcfe for ad valorem taxes;
  Transportation and processing expense was $0.36 per Mcfe;
  General and Administrative ("G&A") expense payable in cash was $0.29 per Mcfe; and
  Cash Interest expense was $0.08 per Mcfe.

Return on Invested Capital ("ROIC"), defined as trailing twelve month Adjusted EBITDA divided by total assets less current liabilities, was 38% at quarter-end.

Cash Margin was $1.70 per Mcfe (61%), comprised of a net realized price including hedges of $2.77 per Mcfe less per unit cash expenses detailed above of $1.07 per Mcfe.

Well Result: The Company has recently completed its Lattin 3&34 No. 1 (76% WI) well in a new area northeast of its Bethany-Longstreet field in DeSoto and Caddo Parishes, Louisiana. The well, which has a usable lateral length of 9,934 feet had a 24-hour production rate of approximately 35,000 Mcfe per day.

THE COMPANY HAS POSTED A NEW PRESENTATION ON ITS WEBSITE THAT INVESTORS CAN ACCESS AT: http://goodrichpetroleumcorp.investorroom.com/presentations. The slides will be reviewed on the earnings conference call scheduled for today at 10:00 am central time.

To access the conference call, domestic participants should dial as follows:

PARTICIPANT DIAL IN (TOLL FREE):	1-888-317-6003

PARTICIPANT INTERNATIONAL DIAL IN:	1-412-317-6061

Canada Toll Free	1-866-284-3684

Participant Elite Entry Number:  0945541

Participants will need this Elite Entry number in order to join the conference.  The Company encourages participants to dial in 10-15 minutes early to join the conference.

Participants may also access the live audio webcast of the conference call through the following web link: https://www.webcaster4.com/Webcast/Page/937/40711 or by accessing the webcast through the investor relations section of the Company's website.

FINANCIAL RESULTS

CASH FLOW

Adjusted EBITDA was $20.3 million in the quarter and discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $19.6 million in the quarter versus Adjusted EBITDA of $16.6 million and DCF of $15.4 million in the prior year period.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and DCF, each of which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measure.)

NET INCOME

Adjusted net income was $7.1 million in the quarter. Net income was $4.5 million in the quarter, or $0.34 per basic and $0.30 per fully diluted share, versus net income of $3.0 million, or $0.24 per basic and $0.22 per fully diluted share, in the prior year period.

(See accompanying tables at the end of this press release that reconciles adjusted net income, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

PRODUCTION

Production totaled approximately 11.2 Bcfe in the quarter, or an average of approximately 125,000 Mcfe (98% natural gas) per day, versus 12.5 Bcfe, or an average daily production of approximately 137,000 Mcfe (98% natural gas) per day, in the prior year period.

REVENUES

Oil and natural gas revenues adjusted for cash settled derivatives were $31.2 million. Oil and natural gas revenues prior to net cash payments of $0.7 million for settlement of derivatives was $31.9 million. Oil and gas revenues including cash settled derivatives were $29.0 million in the prior year period. Average realized price per unit was $2.84 per Mcfe ($2.72 per Mcf of gas and $57.88 per barrel of oil) in the quarter, versus $1.84 per Mcfe in the prior year period ($1.73 per Mcf of gas and $47.64 per barrel of oil). Average realized price per unit when incorporating the Company's settled derivatives for the quarter was $2.77 per Mcfe.

(See accompanying table at the end of this press release that reconciles oil and natural gas revenues adjusted for cash settled derivatives, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

OPERATING EXPENSES

Lease operating expense ("LOE") was $3.2 million in the quarter, or $0.28 per Mcfe, which included $0.5 million, or $0.04 per Mcfe, for workovers. LOE was $3.3 million, or $0.27 per Mcfe, in the prior year period, which included $0.5 million, or $0.04 per Mcfe, for workovers.

Production and other taxes were $0.6 million in the quarter, or $0.06 per Mcfe, versus $0.9 million, or $0.07 per Mcfe, in the prior year period.

Transportation and processing expense was $4.0 million in the quarter, or $0.36 per Mcfe, versus $4.9 million, or $0.39 per Mcfe, in the prior year period.

Depreciation, depletion and amortization ("DD&A") expense was $10.1 million in the quarter, or $0.90 per Mcfe, versus $13.3 million, or $1.06 per Mcfe, in the prior year period.

General and administrative expense ("G&A") was $3.5 million in the quarter, or $0.32 per Mcfe, versus $4.9 million, or $0.39 per Mcfe, in the prior year period. G&A expense payable in cash was $3.2 million, or $0.29 per Mcfe, versus $3.8 million, or $0.30 per Mcfe, in the prior year period.

(See accompanying table at the end of this press release that reconciles G&A expense payable in cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

OPERATING INCOME/LOSS

Adjusted operating income was $9.9 million for the quarter, which included a $0.7 million loss on cash settled derivatives. Operating income, defined as revenues minus operating expenses, totaled $10.6 million in the quarter. Adjusted operating income was $1.7 million in the prior year period, which included $6.0 million received for cash settled derivatives. The Company had an operating loss of $4.3 million in the prior year period.

(See accompanying table at the end of this press release that reconciles adjusted operating income, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

INTEREST EXPENSE

Interest expense totaled $1.9 million in the quarter, which included interest payable in cash of $0.9 million incurred on the credit facility and non-cash interest of $1.0 million incurred primarily on the Company's second lien notes, which included $0.6 million paid in-kind interest and $0.4 million amortization of debt discount and issuance costs. Interest expense for the prior year period was $2.0 million, which included interest payable in cash of $1.2 million incurred on the credit facility and non-cash interest of $0.8 million incurred primarily on the Company's second lien notes, which included $0.4 million paid in-kind interest and $0.4 million amortization of debt discount and issuance costs.

(See accompanying table at the end of this press release that reconciles interest payable in cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

CAPITAL EXPENDITURES

Capital expenditures totaled $29.3 million in the quarter, of which a majority was spent on drilling and completion costs, versus $18.4 million in the prior year period, of which a majority was spent on drilling and completion costs. The Company conducted drilling and completion operations on 14 gross (6.5 net) wells and added 9 gross (3.3 net) wells to production in the quarter. The Company reaffirms its full year preliminary budget of $75 - $85 million and the Board of Directors will review the remaining 2021 capital expenditure budget quarterly and adjust, if necessary, based on commodity prices and the goal of free cash flow generation from moderate growth in volumes and a further reduction in per unit costs.

BALANCE SHEET

The Company exited the quarter with $1.2 million of cash, $87.4 million outstanding under the Company's credit facility, and total principal debt outstanding, including the credit facility and second lien notes, of $117.8 million.

CRUDE OIL AND NATURAL GAS DERIVATIVES

The Company had a loss of $3.3 million on its derivatives not designated as hedges in the quarter, which was comprised of a loss of $0.7 million on cash settlements and a $2.6 million loss representing the change of the fair value of our open natural gas and oil derivative contracts, versus a gain of $9.1 million on its derivatives not designated as hedges in the prior year period, which was comprised of a gain of $6.0 million on cash settlements and a $3.1 million gain representing the change in fair value of our open natural gas and oil derivative contracts.

RECENT DEVELOPMENTS

SPRING REDETERMINATION UNDER SENIOR CREDIT FACILITY

In conjunction with its spring redetermination under its reserve based lending facility, the Company and participating banks have reaffirmed the existing borrowing base of $120 million.

OTHER INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA, DCF, Return on Invested Capital ("ROIC"), oil and natural gas revenues adjusted for cash settled derivatives, adjusted net income, adjusted operating income (loss), G&A expense payable in cash and interest payable in cash. Management believes Adjusted EBITDA, DCF and ROIC are good financial indicators of the Company's performance and ability to internally generate operating funds. Adjusted EBITDA and adjusted net income should not be considered an alternative to net income (loss) applicable to common stock, as defined by US GAAP. DCF should not be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Oil and natural gas revenues adjusted for cash settled derivatives should not be considered an alternative for oil and natural gas revenues, as defined by US GAAP. Adjusted operating income (loss) should not be considered an alternative to operating income (loss), as defined by US GAAP. G&A expense payable in cash should not be considered an alternative to general and administrative expense, as defined by US GAAP. Interest payable in cash should not be considered an alternative to interest expense, as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Unless otherwise stated, oil production volumes include condensate.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on the NYSE American under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts)
Unaudited

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Volumes
Natural gas (MMcf)	11,045	12,242
Oil and condensate (MBbls)	32	38
Mmcfe - Total	11,237	12,471

Mcfe per day	124,857	137,042

Reconciliation of Oil and natural gas revenues adjusted for cash settled derivatives (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Oil and natural gas revenues (US GAAP)	$ 31,872	$ 22,983
Net cash (paid for) received in settlement of derivative instruments	(692)	5,969
Oil and natural gas revenues adjusted for cash settled derivatives	$ 31,180	$ 28,952

Oil and natural gas revenues	$ 31,872	$ 22,983
Other	-	3
	$ 31,872	$ 22,986

Operating Expenses
Lease operating expense (LOE excluding workovers - $2,721 and $2,843, respectively)	3,182	3,328
Production and other taxes	643	863
Transportation and processing	4,005	4,875
Depreciation, depletion and amortization	10,060	13,267
General and administrative (payable in cash - $3,216 and $3,780, respectively)	3,545	4,914
Other	(186)	8
Operating income (loss)	10,623	(4,269)

Other income (expense)
Interest expense (payable in cash - $912, $1,170, respectively)	(1,916)	(1,952)
Interest income and other	-	119
Loss (gain) on commodity derivatives not designated as hedges	(3,269)	9,138
Loss on early extinguishment of debt	(935)	-
	(6,120)	7,305

Income before income taxes	4,503	3,036
Income tax expense	-	-
Net income	$ 4,503	$ 3,036

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 19,554	$ 15,385

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (2)	$ 20,294	$ 16,648

Weighted average common shares outstanding - basic	13,403	12,533
Weighted average common shares outstanding - diluted (3)	14,840	13,849

Income per share
Net income - basic	$ 0.34	$ 0.24
Net income - diluted	$ 0.30	$ 0.22

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is defined as earnings before interest expense, income and similar taxes, DD&A, share based compensation expense and impairment of oil and natural gas properties. In calculating adjusted EBITDA, reorganization gains/losses and gains/losses on commodity derivatives not designated as hedges net of cash received or paid in settlement of derivative instruments are also excluded. Other excluded items include interest income and other, adjustments per our 2019 Senior Credit Facility agreement for operating leases under ASC Topic 842 and any other extraordinary non-cash gains/losses.

(3) Fully diluted shares excludes approximately 1.4 million and 0.6 million potentially dilutive instruments that were anti-dilutive for the three months ended March 31, 2021 and 2020, respectively.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs
Unaudited

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020

Average sales price per unit:
Oil (per Bbl)
Including net cash received from/paid to settle oil derivatives	$ 57.21	$ 56.23
Excluding net cash received from/paid to settle oil derivatives	$ 57.88	$ 47.64
Natural gas (per Mcf)
Including net cash received from/paid to settle natural gas derivatives	$ 2.66	$ 2.19
Excluding net cash received from/paid to settle natural gas derivatives	$ 2.72	$ 1.73
Oil and natural gas (per Mcfe)
Including net cash received from/paid to settle oil and natural gas derivatives	$ 2.77	$ 2.32
Excluding net cash received from/paid to settle oil and natural gas derivatives	$ 2.84	$ 1.84

Costs Per Mcfe
Lease operating expense ($0.24 and $0.23 per Mcfe excluding workovers, respectively)	$ 0.28	$ 0.27
Production and other taxes	$ 0.06	$ 0.07
Transportation and processing	$ 0.36	$ 0.39
Depreciation, depletion and amortization	$ 0.90	$ 1.06
General and administrative (payable in cash - $0.29 and $0.30, respectively)	$ 0.32	$ 0.39
Other	$ (0.02)	$ -
	$ 1.89	$ 2.19

Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Cash Flow Data (In thousands), unaudited

Reconciliation of discretionary cash flow and net cash provided by operating activities (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020

Net cash provided by operating activities (US GAAP)	$ 21,164	$ 14,850
Net changes in working capital	1,610	(535)
Discretionary cash flow (1)	$ 19,554	$ 15,385

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 4,503	$ 3,036
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	10,060	13,267
Right of use asset depreciation	135	313
Loss (gain) on derivatives not designated as hedges	3,269	(9,138)
Net cash (paid for) received in settlement of derivative instruments	(692)	5,969
Share based compensation (non-cash)	339	1,156
Amortization of finance cost, debt discount, paid in-kind interest and accretion	1,005	782
Loss on early extinguishment of debt	935	-
Change in assets and liabilities:
Accounts receivable, trade and other, net of allowance	(560)	(173)
Accrued oil and gas revenue	(2,532)	3,735
Prepaid expenses and other	52	4
Accounts payable	6,797	(69)
Accrued liabilities	(2,147)	(4,032)
Net cash provided by operating activities	21,164	14,850
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(27,147)	(15,038)
Net cash used in investing activities	(27,147)	(15,038)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of bank borrowings	(15,000)	-
Proceeds from bank borrowings	6,000	-
Proceeds from 2023 Second Lien Notes	15,000	-
Debt issuance costs	(171)	-
Purchase of treasury stock	(28)	(2)
Net cash provided by (used in) financing activities	5,801	(2)
Decrease in cash and cash equivalents	(182)	(190)
Cash and cash equivalents, beginning of period	1,360	1,452
Cash and cash equivalents, end of period	$ 1,178	$ 1,262

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations (In thousands), unaudited

Supplemental Balance Sheet Data
	As of
	March 31, 2021

Cash and cash equivalents	$ 1,178

Long-term debt, net	$ 116,459
Unamortized debt discount and issuance cost	1,383
Total principal amount of debt	$ 117,842

Reconciliation of Net income to Adjusted EBITDA (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020

Net income (US GAAP)	$ 4,503	$ 3,036
Depreciation, depletion and amortization ("DD&A")	10,060	13,267
Stock compensation expense (non-cash)	339	1,155
Interest expense	1,916	1,952
Loss (gain) on derivatives not designated as hedges	3,269	(9,138)
Net cash (paid for) received in settlement of derivative instruments	(692)	5,969
Loss on early extinguishment of debt	935	-
Other excluded items **	(36)	407
Adjusted EBITDA (2)	$ 20,294	$ 16,648

**  Other items included less than $0.1 million and $0.04 million from the impact of accounting for operating leases under ASC 842 as well as interest income for the three months ended March 31, 2021 and 2020, respectively.

Reconciliation of Return on Invested Capital ("ROIC") (non-US GAAP)

For the trailing 12 months ended March 31, 2021
Adjusted EBITDA (non US-GAAP, see reconciliation above)	$ 65,911

As of March 31, 2021
Total Assets (US GAAP)	$ 226,633
Less: Current Liabilities (US GAAP)	(52,724)
Invested Capital ("IC") (non-US GAAP)	$ 173,909

Return on Invested Capital (ROIC) (Adjusted EBITDA / IC)	38%

Reconciliation of Adjusted net income (loss) (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Net income (loss) (US GAAP)	$ 4,503	$ 3,036
Change in fair value of derivatives not designated as hedges	2,577	(3,169)
Adjusted net income (loss)	$ 7,080	$ (133)

Reconciliation of Adjusted operating income (loss) (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Operating income (loss) (US GAAP)	$ 10,623	$ (4,269)
Net cash received (paid) in settlement of derivative instruments	(692)	5,969
Adjusted operating income	$ 9,931	$ 1,700

Derivative Activity

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Change in fair value of derivatives not designated as hedges	$ (2,577)	$ 3,169
Net cash received (paid) in settlement of derivative instruments	(692)	5,969
Net gain (loss) on derivatives not designated as hedges	$ (3,269)	$ 9,138

Reconciliation of interest payable in cash to interest expense (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020

Interest expense (US GAAP)	$ 1,916	$ 1,952
Amortization of debt discount and issuance cost and paid-in-kind interest	(1,004)	(782)
Interest payable in cash	$ 912	$ 1,170

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations continued (In thousands, except per unit amounts), unaudited

Reconciliation of capital expenditures

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
Net cash used in investing activities (US GAAP)	$ (27,147)	$ (15,038)
Cash calls received (utilized), net	(615)	-
Miscellaneous capitalized costs & ARO adjustments	(136)	(166)
Cost incurred in prior period and paid in current period	4,138	6,175
Capital accrual at period end	(5,576)	(9,330)
Total capital expenditures	$ (29,336)	$ (18,359)

Reconciliation of general & administrative expense payable in cash to general and administrative expense (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2021	March 31, 2020
General & administrative expense (US GAAP)	$ 3,545	$ 4,914
Share based compensation	(329)	(1,134)
General & administrative expense payable in cash	$ 3,216	$ 3,780
Oil and natural gas production (Mcfe)	11,237	12,471
General and administrative expense payable in cash per Mcfe	$ 0.29	$ 0.30

CONTACT: (713) 780-9494